SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C. 20549

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                                  FORM 8-K

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2001


                       Pacific Gateway Exchange, Inc.
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           (Exact name of registrant as specified in its charter)




        Delaware                    000-21043                   94-3134065
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State or other jurisdiction        (Commission              (I.R.S. Employer
   of Incorporation)               File Number)            Identification No.)




500 Airport Boulevard, Suite 340
Burlingame, California                                              94010
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(Address of principal executive offices)                          (Zip Code)




Registrant's telephone number, including area code: (650) 375-6700




                              (Not Applicable)
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(Former name or former address, if changed since last report)





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         This report on Form 8-K includes forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform
Act of 1995, such as statements regarding the debtor-in-possession financing arrangement, asset sales and liquidation valuation. Actual results may differ materially from those projected due to numerous factors, including: 1) actions taken by the United States Bankruptcy Court; 2) actions taken by the Company's lenders, its other creditors, and parties in interest in the Company's bankruptcy cases; 3) the ability to locate purchasers for the Company's assets and to negotiate and close asset sales; and 4) the prices at which the Company is able to sell assets.


Item 5.           Other Events.
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         In February, 2001, the Company filed a no action request with the
Securities and Exchange Commission ("SEC") requesting limited relief from its reporting obligations through modified reporting procedures. The
Company has not filed its report on Form 10-K for the year ended December 31, 2000 (the "Form 10-K") because of the pendency of this request. In
April, 2001, the staff of the SEC informed the Company that it would not take a "no-action" position with respect to the Company's request.

         In addition to the chief financial officer, and two consultants provided by Development Specialists, Inc., the Company's affairs are being managed by six employees and approximately ten temporary employees. The Company has suffered extensive attritition among its personnel. While the Company is endeavoring to file its Form 10-K and Form 10-Q for the quarter ended March 31, 2001 (the "Form 10-Q") as soon as possible, the lack of staffing makes the Company unable to file its annual report on Form 10-K in the timeframe set forth in its Form 12b-25 and the Company is unable to predict the filing date for its Form 10-K and Form 10-Q. In addition, the Company will not be able to file its Form 10-K or Form 10-Q unless additional financing is provided to the Company by its secured lender to enable the Company to pay various costs such as accounting and legal fees. The Company is filing this Form 8-K as part of its efforts to keep investors informed.

         The Company is seeking to sell substantially all of its assets. The Company and its domestic subsidiaries that are in bankruptcy are not conducting any business at this time other than that consistent with the winding up of the Company's affairs. The Company's subsidiary, International Exchange Communications, Inc. ("IECom") is conducting operations but it is being managed by Matrix Telecom, Inc., a nonaffiliated company (and potential purchaser) in order to preserve IECom's assets for sale. The major assets of the Company's UK, Australian and New Zealand subsidiaries have been sold and the operations with its Japanese subsidiary have been closed. Only the foreign operations of its 70% owned Russian affiliate are continuing to operate and the Company is attempting to sell its interest in that affiliate. The operations of the other foreign subsidiaries have been discontinued. The sale of assets will provide for the distribution to creditors of amounts realized from the sale of the Company's assets in accordance with the hierarchy of priorities for claims distributions established under the Bankruptcy Code. The liquidation value of the Company's assets is not yet known, but it likely will be less than the book value of these assets as well as the outstanding claims of creditors. Accordingly, it appears unlikely that any funds will be available for distribution to stockholders.

         The ability to borrow funds under the debtor-in-possession financing facility (attached as an exhibit hereto) expires on May 30, 2001. There is no assurance (and no indication) whether this facility will be extended.

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Item 7(c).         Exhibits.
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10.1     The Debtor-in Possession Credit Agreement among the Company, Bank of
         America, N.A. as administrative Agent and the Lender dated as of December 29, 2000.




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                                SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: May 10, 2001                 PACIFIC GATEWAY EXCHANGE, INC.


                                      By:   /s/  David M. Davis
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                                          David M. Davis
                                          Chief Financial Officer





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                               EXHIBIT INDEX


Exhibit     Exhibit
Number      Description
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10.1        The Debtor-in Possession Credit Agreement among the Company, Bank of America, N.A. as administrative Agent and the Lender dated as of December 29, 2000.





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